AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _________
                                                  REGISTRATION NO. 333-_________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              GRUBB & ELLIS COMPANY
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

            DELAWARE                                            94-1424307
------------------------------                            ----------------------
 (State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          2215 Sanders Road, Suite 400
                           NORTHBROOK, ILLINOIS 60062
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

             1,000,000 Shares of Common Stock in connection with the
             GRUBB & ELLIS EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                           EFFECTIVE NOVEMBER 16, 2001
               ---------------------------------------------------
                            (Full title of the plan)
                              --------------------

                                Robert J. Walner
              Chief Legal Officer and Chief Administrative Officer
                              Grubb & Ellis Company
            2215 Sanders Road, Suite 400, Northbrook, Illinois 60062
                                 (847) 753-7500
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Jeffrey D. Zukerman, Esq.
                         Zukerman, Gore & Brandeis, LLP
                         900 Third Avenue, Eighth Floor
                          New York, New York 10022-4728
                                 (212) 223-6700
                              --------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
  Title of securities         Amount to be          Proposed maximum       Proposed maximum           Amount of
   to be registered           registered            offering price       aggregate offering      registration fee
                                                     per share (1)           price (1)

     Common Stock,        1,000,000 shares             $2.95               $2,950,000.00             $271.40
   $.01 par value per
         share
------------------------------------------------------------------------------------------------------------------

 (1)Estimated for the purpose of calculating the registration fee pursuant to pursuant to Rule 457(c) (the average ($2.95) of the high ($2.95) and low ($2.95) prices for the Company's Common Stock as quoted on the New York Stock Exchange, Inc. on January 28, 2002).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001;

          (c) The description of Common Stock contained in the Registrant's Form 8-A Registration Statement used to register the Common Stock and filed with the Commission which was declared effective by the Commission on April 15, 1981, except that authorized shares of capital stock and Common Stock have been increased to 51,000,000 and 50,000,000, respectively.

         In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Registrant by Carol Vanairsdale, Vice President and Assistant General Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article X of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by applicable law, including, without limitation, the Delaware General Corporation Law, as amended from time to time ("Delaware Law"), indemnify each director and officer, present or former, of the Registrant whom it may indemnify pursuant to such applicable law, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware Law authorizes a corporation to indemnify its directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

         In addition, Article X of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Registrant's Restated Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Furthermore, Section 7.01 of the Registrant's Bylaws provides that the Registrant shall indemnify, in addition to its directors and officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity to the fullest extent authorized by Delaware Law.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers, which also provide indemnification against certain liabilities, including certain liabilities under the Securities Act. The Registrant currently maintains directors' and officers' liability insurance in the form of policies which provide for coverage of liabilities up to a maximum amount of $15 million per policy year (subject to certain minimum initial payments by the Company in some circumstances). The policies insure directors and officers for liabilities incurred in connection with or on behalf of the Company, except for losses incurred on account of certain specified liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Certificate of Incorporation of the Registrant as restated to include all amendments through November 1, 1994, which was filed with the Delaware Secretary of State on May 19, 1995, incorporated herein by reference to
     Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

4.2 Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997, incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741).

4.3  Certificate  of  Retirement  with  Respect  to  130,233  Shares  of  Junior
     Convertible Preferred Stock of Grubb & Ellis Company, filed with the Delaware Secretary of State on January 22, 1997, incorporated herein by reference to Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996.

4.4 Certificate of Retirement with Respect to 8,894 Shares of Series A Senior Convertible Preferred Stock, 128,266 Shares of Series B Senior Convertible Preferred Stock, and 19,767 Shares of Junior Convertible Preferred Stock of Grubb & Ellis Company, filed with the Delaware Secretary of State on January 22, 1997, incorporated herein by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996.

4.5 Bylaws of the Registrant, as amended and restated effective May 31, 2000, incorporated herein by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

5 Opinion of Carol M. Vanairsdale, Vice President and Assistant General Counsel of the Registrant.

23.1 Consent of Counsel (included in Exhibit 5).

23.2 Consent of Ernst & Young LLP.

24 Powers of Attorney (contained on the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 1st day of February, 2002.

                                           GRUBB & ELLIS COMPANY

                                           By:  /s/ BARRY M. BAROVICK
                                                --------------------------------
                                                    Barry M. Barovick
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert J. Walner, Ian Y. Bress and Carol M. Vanairsdale and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2002.

       SIGNATURE                                  TITLE
     -------------                             -----------

 /s/ BARRY M. BAROVICK        President,  Chief Executive Officer and a Director
 -----------------------      (Principal Executive Officer)
     Barry M. Barovick


 /s/ IAN Y. BRESS             Chief  Financial  Officer (Principal Financial
 -----------------------      Officer and Principal Accounting Officer)
     Ian Y. Bress

/s/ R. David Anacker          Director
-----------------------
R. David Anacker


/s/ Joe F. Hanauer            Director
-----------------------
Joe F. Hanauer


/s/ C. Michael Kojaian        Director
-----------------------
C. Michael Kojaian


/s/ Reuben S. Leibowitz       Director
-----------------------
Reuben S. Leibowitz


/s/ Ian C. Morgan             Director
-----------------------
Ian C. Morgan


/s/ Todd A. Williams          Director
-----------------------
Todd A. Williams


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on February 1, 2002.

GRUBB & ELLIS EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED EFFECTIVE NOVEMBER 16, 2001



By /s/ CAROL M. VANAIRSDALE
---------------------------
      Carol M. Vanairsdale on behalf of the Plan Administrator

                                INDEX TO EXHIBITS

5 Opinion of Carol M. Vanairsdale, Vice President and Assistant General Counsel of the Registrant.

23.1     Consent of Counsel (included in Exhibit 5).

23.2     Consent of Ernst & Young LLP.

24 Powers of Attorney (contained on the signature page of this Registration Statement).